As filed with the Securities and Exchange Commission on April 19, 2002 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

C. R. BARD, INC.

(Exact name of registrant as specified in its charter)
New Jersey	22-1454160
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

730 Central Avenue
Murray Hill, New Jersey 07974

(Address, including zip code, of registrant's principal executive offices)

___________________

1993 Long Term Incentive Plan of C. R. Bard, Inc.

(as Amended and Restated)

____________________

Nadia J. Bernstein, Esq.
C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

(Name and address of agent for service)

(908) 277-8000

(Telephone number, including area code, of agent for service)

____________________

Copies of all notices, orders and communication to:
Alan D. Schnitzer, Esq.
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

_____________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.25 per share	2,000,000	$56.96	$113,920,000	$10,481
Common Stock Purchase Rights	2,000,000	(2)	(2)	(2)

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on April 15, 2002.

(2) Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

This Registration Statement relates to an amendment to the 1993 Long Term Incentive Plan of C.R. Bard, Inc. to increase the number of shares of common stock available for issuance thereunder from 9,500,000 to 11,500,000. The contents of the registration statements on Form S-8 with respect to the 1993 Long Term Incentive Plan of C.R. Bard, Inc., Registration No. 33-64874, filed with the Securities and Exchange Commission (the "Commission") on June 23, 1993, Registration No. 333-07189, filed with the Commission on June 28, 1996, Registration No. 333-51793, filed with the Commission on May 1, 1998, Registration No. 333-78089, filed with the Commission on May 7, 1999, and Registration No. 333-59156, filed with the Commission on April 18, 2001 are hereby incorporated by reference pursuant to General Instruction E for registration statements on Form S-8.

1. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

2. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

3.1 The Company's Restated Certificate of Incorporation, as amended, as of April 17, 1996, filed as Exhibit 3 to the Company's September 30, 1996 Form 10-Q is incorporated herein by reference

5.1 Opinion of Drinker Biddle & Shanley LLP, regarding legality of securities being registered*

23.1 Consent of Arthur Anderson LLP*

23.2 Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5.1)

24.1 Powers of Attorney*

________________

* Filed herewith

Item 9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 19th day of April 2002.

C. R. BARD, INC.

By: /s/ William H. Longfield

Name: William H. Longfield

Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 19th day of April 2002.

Signature	Title

/s/ William H. Longfield	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

* Charles P. Slacik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Charles P. Grom	Vice President and Controller (Principal Accounting Officer)

* Marc C. Breslawsky	Director

* William T. Butler, M.D.	Director

* T. Kevin Dunnigan	Director

* Herbert L. Henkel	Director

* Regina E. Herzlinger	Director

* Anthony Welters	Director

* Tony L. White	Director

* By: /s/ William H. Longfield William H. Longfield Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Description

3.1	The Company's Restated Certificate of Incorporation, as amended, as of April 17, 1996, filed as Exhibit 3 to the Company's September 30, 1996 Form 10-Q is incorporated herein by reference

5.1	Opinion of Drinker Biddle & Shanley LLP, regarding legality of securities being registered*

23.1	Consent of Arthur Andersen LLP*

23.2	Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*

____________________

* Filed electronically herewith

Exhibit 5.1

[Letterhead of Drinker Biddle & Shanley LLP]

April 19, 2002

C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

Re: 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)

Gentlemen:

We have acted as special counsel to C. R. Bard, Inc., a New Jersey corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of up to 2,000,000 shares of the Company's common stock, par value $.25 per share (the "Shares"), pursuant to the Company's 1993 Long Term Incentive Plan (as Amended and Restated) (the "Plan").

For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

Based upon the foregoing, we are of the opinion that:

      The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.
      The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

Very truly yours,

DRINKER BIDDLE & SHANLEY LLP

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 29, 2002 included in C. R. Bard, Inc.'s Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 18, 2002

Exhibit 24.1

C. R. BARD, INC.
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the "Company"), in his or her capacity as set forth below, hereby constitutes and appoints WILLIAM H. LONGFIELD his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company ("Common Stock") to be issued by the Company pursuant to the Company's 1993 Long Term Incentive Plan, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 19th day of April 2002.

/s/ Charles P. Slacik Name: Charles P. Slacik Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles P. Grom Name: Charles P. Grom Title: Vice President and Controller (Principal Financial Officer)

/s/ Marc C. Breslawsky Name: Marc C. Breslawsky Title: Director

/s/ William T. Butler Name: William T. Butler, M.D. Title: Director

/s/ T. Kevin Dunnigan Name: T. Kevin Dunnigan Title: Director

/s/ Herbert L. Henkel Name: Herbert L. Henkel Title: Director

/s/ Regina E. Herzlinger Name: Regina E. Herzlinger Title: Director

/s/ Anthony Welters Name: Anthony Welters Title: Director

/s/ Tony L. White Name: Tony L. White Title: Director